                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             McRae Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   [X] No fee required
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------
       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


           ---------------------------------------------------------------------
       (4) Proposed maximum aggregate value of transaction:


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       (5) Total fee paid:


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   [ ] Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1) Amount Previously Paid:
                                  ----------------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------------
       (3) Filing Party:
                        --------------------------------------------------------
       (4) Date Filed:
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

                             MCRAE INDUSTRIES, INC.
                              400 North Main Street
                       Mount Gilead, North Carolina 27306

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 14, 2000

To:  The Stockholders of McRae Industries, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of McRae Industries, Inc. (the "Company") will be held at 3:00 p.m. on the 14th day of December, 2000, at the offices of the Company located at 400 North Main Street, Mount Gilead, North Carolina, for the following purposes:

         1. To elect the Board of Directors consisting of seven persons, of whom five are to be elected by the holders of the Class B Common Stock and two are to be elected by the holders of the Class A Common Stock.

         2. To ratify the appointment of Gleiberman Spears Shepherd & Menaker, P.A. as independent certified public accountants for the current fiscal year.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on October 27, 2000 as the record date for the stockholders entitled to notice of and to vote at the meeting or any adjournment thereof and only holders of Class A and Class B Common Stock of record at such date are entitled to notice of and to vote at the Annual Meeting of Stockholders.

                                         By Order of the Board of Directors



                                         James W. McRae
                                         Secretary
                                         November 14, 2000



                                    IMPORTANT

Whether you expect to attend the meeting or not, please vote, sign, date, and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                             MCRAE INDUSTRIES, INC.
                              400 North Main Street
                       Mount Gilead, North Carolina 27306

                                 PROXY STATEMENT


GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of McRae Industries, Inc., a Delaware corporation (the "Company"), to be held at 3:00 p.m., local time, on December 14, 2000 at its principal office, 400 North Main Street, Mount Gilead, North Carolina. This Proxy Statement and accompanying proxy are being sent to the stockholders of the Company on or about November 14, 2000.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The materials are first being mailed to stockholders of record on or about November 14, 2000.

A stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by filing with the Secretary of the Company an instrument revoking it, by filing a duly executed proxy bearing a later date with the Secretary of the Company or by attending the meeting and voting in person. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR the proposals.

Only stockholders of the Class A and Class B Common Stock of record at the close of business on October 27, 2000 are entitled to vote at the meeting. On that date, the Company had outstanding and entitled to vote a total of 1,859,692 shares of Class A Common Stock and 908,807 shares of Class B Common Stock. Each share of Class A is entitled to one-tenth vote and each share of Class B is entitled to one full vote at meetings of stockholders.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any stockholder proposal to be presented at the Company's 2001 annual meeting of stockholders must be received at the offices of the Company, Post Office Box 1239, 400 North Main Street, Mount Gilead, North Carolina 27306, no later than July 17, 2001 for inclusion in the Company's proxy statement and form of proxy for that meeting. In addition, if the Company receives notice of stockholder proposals after September 30, 2001, then the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposals, without discussion of such matters in the proxy statement and without such proposals appearing as a separate item on the proxy card.

PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

Listed in the following table are the only beneficial owners, known to the Company as of October 27, 2000, of more than five percent of the Company's $1 par value Class A and Class B Common Stock and the equity securities of the Company and its subsidiaries beneficially owned by the directors and executive officers as a group. Equity securities of the Company and its subsidiaries beneficially owned by individual directors, director nominees and the Named Executive Officers (as defined herein) are disclosed under Election of Directors, below.

                                                                   CLASS A                           CLASS B
                                                                COMMON STOCK                      COMMON STOCK

                                                            AMOUNT AND                        AMOUNT AND
                                                            NATURE OF       PERCENT           NATURE OF       PERCENT
NAME AND ADDRESS OF                                         BENEFICIAL        OF              BENEFICIAL        OF
BENEFICIAL OWNER                                          OWNERSHIP (1)     CLASS A         OWNERSHIP (1)     CLASS B
---------------------------------------------            ----------------- ----------      ----------------- ----------
D. Gary McRae                                            426,212 (2)            23%            552,079 (3)        61%
P.O. Box 1239
Mount Gilead, NC  27306

James W. McRae                                           409,588 (4)            22%            544,265 (3)        60%
P.O. Box 1239
Mt. Gilead, NC  27306

Branch Banking & Trust Co.                               341,298 (5)            18%              97,659(5)        11%
P.O. Box 29542
Raleigh, NC  27626

All Directors and Executive                              494,835 (7)            27%            573,555 (8)        63%
Officers as a group
(8 persons)

(1) All shares owned directly and with sole voting and investment power except as otherwise noted.

(2) Includes 4,000 shares owned by Mr. D. Gary McRae's minor children, 1,111 shares owned by his wife and 361,925 shares held by the estate of the late B. J. McRae (the "Estate") as to which he has shared voting and investment power as co-executor with his brother, Mr. James W. McRae. Does not include any interest in shares held by the Company's Employee Stock Ownership Plan (the "ESOP").

(3) Includes 523,877 shares held by the Estate as to which Messrs. D. Gary McRae and James W. McRae have shared voting and investment power as co-executors of the Estate. Does not include any interest in shares held by the ESOP.

(4) Includes 4,000 shares owned by Mr. James W. McRae's children and 361,925 shares held by the Estate as to which he has shared voting and investment power as co-executor with his brother, Mr. D. Gary McRae. Does not include any interest in shares held by the ESOP.

(5) These shares represent shares held by Branch Banking & Trust Co. ("BB&T") and include all shares held by the ESOP for which BB&T serves as trustee. BB&T has sole voting and investment power with respect to such shares. Information with respect to BB&T is as of October 27, 2000 and was provided to the Company by BB&T in a telephone call on October 30, 2000.

(6) Does not include any shares of AMIC (as defined herein) held by the Estate. See "Certain Relationships and Related Transactions - transactions Involving American Mortgage & Investment Company."

(7)      Includes 361,925 shares held by the Estate.

(8)      Includes 523,877 shares held by the Estate.

ELECTION OF DIRECTORS

The Bylaws of the Company provide for seven directors, two to be elected by the holders of the Class A Common Stock and five to be elected by the holders of the Class B Common Stock. Directors elected at the Annual Meeting will serve, subject to the provisions of the Bylaws, until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If for any reason any nominee shall not become a candidate for election as a director at the meeting, an event not now anticipated, the enclosed proxy will be voted for such substitute as shall be designated by the Board of Directors.

It is the intention of the persons named in the accompanying Proxy to vote all proxies solicited by the Board of Directors FOR the seven nominees listed below unless authority to vote for the nominees is withheld by a stockholder in such stockholder's proxy. Directors are elected by a plurality of the votes of the applicable class of Common Stock cast by the holders of shares of such class entitled to vote at a meeting at which a quorum is present. The Company's Bylaws provide that, where a class vote is required, a quorum consists of the presence, in person or by proxy, of the holders of a majority of the outstanding shares of a particular class entitled to vote as a class at the meeting. Provided a quorum is represented at the meeting, abstentions and shares not voted are not taken into account in determining a plurality with respect to the directors elected by the holders of either class of Common Stock. Cumulative voting for directors is not permitted.

The two nominees for election as Directors by the holders of Class A Common Stock, both of whom are currently members of the Board of Directors, are listed below. Each was elected to his respective term, which expires in 2000, at the Annual Meeting of Stockholders held on December 16, 1999.

           DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS A COMMON STOCK

                                                                                                       PERCENTAGE OF
                                                      FIRST         SHARES OF COMMON STOCK              COMMON STOCK
NAME AND PRINCIPAL                                   BECAME          BENEFICIALLY OWNED(1)               OUTSTANDING
OCCUPATION OR EMPLOYMENT                   AGE      DIRECTOR          CLASS A   CLASS B               CLASS A CLASS B
------------------------                   ---      --------          -------   -------               ------- -------
Brady W. Dickson                           55          1997           9,960 (2)      -                    (4)   (4)
  Consultant since 1995; President,
  Standard Packaging, Mount Gilead,
  North Carolina from 1972 to 1995.


Harold W. Smith                            57         1985            4,700          -                    (4)   (4)
  Vice President - McRae
  Office Solutions since 1993;
  Vice President-Finance
  and Accounting 1981 to 1993.

The five nominees for election as Directors by holders of Class B Common Stock, all of whom are currently members of the Board of Directors, are listed below. The five nominees were elected to their terms, which expire in 2000, at the Annual Meeting of Stockholders held on December 16, 1999.

           DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS B COMMON STOCK

                                                                                                     PERCENTAGE OF
                                                                  SHARES OF COMMON STOCK              COMMON STOCK
                                                     FIRST        BENEFICIALLY OWNED (1)              OUTSTANDING
NAME AND PRINCIPAL                                  BECAME        ----------------------            --------------
OCCUPATION OR EMPLOYMENT                   AGE     DIRECTOR       CLASS A       CLASS B             CLASS A CLASS B
------------------------                   ---     --------       -------       -------             ------- -------
George M. Bruton                           71        1982            588             588                (4)     (4)
  Owner of George M. Bruton
  Insurance Agency, Inc.,
  Mount Gilead, North Carolina
  since 1950.

Hilton J. Cochran                          70        1985            400             500(3)             (4)     (4)
  Part-Owner of
  J. Morris & Associates,
  Inc., Troy, NC since 1952; President
  1952 - 1998.

Victor A. Karam                            66        1972          5,312                                (4)     (4)
  President-Footwear Division since
  1998; General Manager, Footwear
  Division since 1969 and
  Vice-President,
  Footwear Division 1969 - 1998.

D. Gary McRae (5)                          50        1979        426,212(6)      552,079(6)            23%     61%
  President of the Company since
  1997, Treasurer since 1991 and Vice
  President 1980-1997.

James W. McRae (5)                         48        1985        409,588(6)      544,265(6)            22%     60%
  Vice President
  since 1986; Secretary since 1991;
  plant manager Footwear Division
  since 1985.

(1) All shares owned directly and with sole voting and investment power as of October 27, 2000 except as otherwise noted. Does not include any interest in shares held by the Company's ESOP. The disclosures in this table do not include any shares of AMIC held by the Estate. See "Certain Relationships and Related Transactions - Transactions Involving American Mortgage & Investment Company."

(2)      Includes 6,000 shares owned by his wife.

(3)      Owned jointly with his wife.

(4)      Less than 1%.

(5)      D. Gary McRae and James W. McRae are brothers.

(6) Information as to beneficial ownership of these shares is provided in the table of principal stockholders on page 2.


DIRECTOR COMPENSATION

Directors are paid $725 for attending meetings of the Board of Directors (directors who are also officers or employees of the Company are paid $375 for attending such meetings). In addition, directors are paid $100 for attending committee meetings.

EXECUTIVE OFFICERS

Messrs. D. Gary McRae, James W. McRae, Victor A. Karam and Harold W. Smith are executive officers as well as directors. The executive officers of the Company were appointed by unanimous written consent of the Board of Directors on December 16, 1999 and serve at the pleasure of the Board of Directors. Marvin Kiser, age 52, has served as Controller for the Company since September, 1996. Previously, Mr. Kiser was treasurer of Robert W. Chapman & Company from 1988 to 1996.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held six meetings during the past year. Each director attended more than 75% of the aggregate total number of meetings of the Board of Directors and the total number of meetings of any Committee on which he served. The Board of Directors has no nominating committee.

The Audit and Incentive Stock Option Committee was composed of George M. Bruton, Brady W. Dickson and Hilton J. Cochran and was responsible for recommending independent auditors for the Company, reviewing the Company's financial statements, audit report, internal financial controls and internal audit procedures and approving services to be performed by the Company's independent auditors. The Committee was also responsible for administering and selecting key employees to whom stock options and stock appreciation rights will be awarded under the Company's 1998 Incentive Equity Plan, for reviewing any transactions or arrangements between the Company and any of its affiliates, and along with the President of the Company, for recommending executive compensation to the Board of Directors. The Committee met once during the fiscal year.

On May 30, 2000, the Board of Directors split the Audit and Incentive Stock Option Committee into the Audit Committee and the Incentive Stock Option Committee. The Audit Committee is responsible for recommending independent auditors for the Company, reviewing the Company's financial statements, audit report, internal financial controls and internal audit procedures and approving services to be performed by the Company's independent auditors. The Incentive Stock Option Committee is responsible for administering and selecting key employees to whom stock options and stock appreciation rights will be awarded under the Company's 1998 Incentive Equity Plan, for reviewing any transactions or arrangements between the Company and any of its affiliates, and along with the President of the Company, for recommending executive compensation to the Board of Directors. Each committee is composed of George M. Bruton, Brady W. Dickson and Hilton J. Cochran. Neither Committee has held a meeting since the split.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Incentive Stock Option Committee of the Board of Directors of the Company, along with the President of the Company, makes recommendations to the Board of Directors concerning the Company's compensation arrangements. The Company's Incentive Stock Option Committee is also responsible for, among other things, administering the Company's 1998 Incentive Equity Plan. The Board of Directors is currently composed of D. Gary McRae, President and Treasurer of the Company, George M. Bruton, Hilton J. Cochran, Brady W. Dickson, Victor A. Karam, President - Footwear, James W. McRae, Vice President and Secretary, and Harold
W. Smith, Vice President - McRae Office Solutions. Messrs. Bruton, Dickson and Cochran currently comprise the Company's Incentive Stock Option Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          TRANSACTIONS INVOLVING AMERICAN MORTGAGE & INVESTMENT COMPANY

Since 1970, the Company has owned a substantial equity interest in American Mortgage & Investment Company ("AMIC"), a company engaged primarily in the business of land development and sales in the coastal region of South Carolina.
D. Gary McRae serves as a director of AMIC and was appointed its president on March 18, 1997. He serves without compensation.

The Company owns shares of the common stock of AMIC which represents about 13% of its outstanding common stock. In addition, the Company owns all outstanding shares of AMIC's 20% Cumulative Convertible Preferred Stock. Because of arrearages in dividends on the preferred stock, each share of preferred stock is currently entitled to one vote on any matter submitted to a vote of AMIC shareholders. The Company presently has the majority of the voting power of AMIC. The Estate owns 1,996 shares of AMIC's common stock. Messrs. D. Gary McRae and James W. McRae are co-executors of the Estate.

At the beginning of the Company's 2000 fiscal year, the Company had investments in and advances to AMIC of approximately $729,000. During the 2000 fiscal year, the Company received payments of approximately $38,000 from AMIC. The investment in AMIC's stock and amounts due from AMIC were reduced to the extent that the recorded amounts exceed stockholder equity as reported by AMIC. Because of AMIC's financial condition, the Company has not accrued any interest on the AMIC obligations. At the end of the fiscal year, the Company had recorded investments in and advances to AMIC of approximately $652,000. AMIC has been operating under Chapter X of the United States Bankruptcy Act since 1974 and the court has imposed certain restrictions under a Plan of Reorganization.

Management believes that the Company's advances to and continued financial support of AMIC are justified in light of its investment to date in AMIC and a lack of any other viable alternative. AMIC cannot continue operations without the support of the Company and, in management's opinion, the ultimate realizable market value of AMIC's real estate holdings is greater than the value of such holdings were the Company to discontinue its support, forcing AMIC to liquidate its holdings at substantially discounted values. Management believes remaining amounts due the Company from AMIC are ultimately recoverable.

                           INDEBTEDNESS OF THE ESTATE

The Company from time to time made loans to the late B. J. McRae prior to his death. At July 29, 2000, all outstanding indebtedness owed the Company by the Estate had been paid.

                         INDEBTEDNESS OF VICTOR A. KARAM

On August 22, 2000, the Company made a loan of $300,000 to Mr. Karam, a director and executive officer of the Company. Mr. Karam used the proceeds to purchase real estate. The loan is payable on demand, but in no event later than August 22, 2001. The loan bears interest at a rate of 6.88% per year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of the Company's Class A Common Stock and Class B Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Class A and Class B Common Stock. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended August 1, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE COMPENSATION

The table below shows the compensation paid or accrued by the Company, for the three fiscal years ended July 29, 2000 to or for the account of D. Gary McRae, the only person who has served as Chief Executive Officer during the fiscal year and James W. McRae, Victor A. Karam and Harold W. Smith, the only other executive officers of the Company whose total annual salary and bonus exceeded $100,000 for the 2000 fiscal year (collectively, the "Named Executive Officers"). At fiscal year-end, no Named Executive Officer held any unexercised options.

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------

                                            ANNUAL COMPENSATION                   LONG TERM
                                                                                COMPENSATION
                                   ----------------------------------------------------------------

                                                                                   AWARDS
                                                                           ------------------------
                                                                OTHER      RESTRICTED
NAME AND                                                        ANNUAL        STOCK      OPTIONS/      ALL OTHER
PRINCIPAL               FISCAL       SALARY       BONUS        COMPEN-      AWARD(S)       SARS       COMPENSATION
POSITION                YEAR          ($)          ($)          SATION         ($)         (#)           ($)(2)
                                                                ($)(1)
---------------------------------------------------------------------------------------------------------------------
D. Gary McRae           2000         168,240         3,307        --            0           0            5,092
  President and         1999         162,954        29,700        --            0           0            5,083
  Treasurer             1998         145,481        33,000        --            0           0            4,909


Victor A. Karam         2000         149,560        25,471        --            0           0            2,578
  President--           1999         142,585        24,300        --            0           0            2,902
  Footwear              1998         136,750        27,000        --            0           0            4,103


Harold W. Smith         2000         118,288          2,300       --            0           0            3,584
  Vice President--      1999         111,923         20,000       --            0           0            3,948
  McRae Office          1998         104,933         13,500       --            0           0            3,552
  Solutions

James W. McRae          2000         105,226         18,194       --            0           0            3,391
  Vice President and    1999         101,346         14,400       --            0           0            3,484
  Secretary             1998          96,668         16,000       --            0           0            3,380
---------------------------------------------------------------------------------------------------------------------

(1) No Named Executive Officer received personal benefits during the listed years in excess of 10% of his respective annual salary and bonus.

(2)      Company match on 401(k) contributions.


COMPENSATION COMMITTEE REPORT

The Incentive Stock Option Committee, whose members are named above, together with the Chairman of the Board, make recommendations to the Board of Directors concerning the Company's compensation arrangements. In connection with such arrangements, Messrs. D. Gary McRae, Bruton, Dickson and Cochran have provided the following report:

The Company's overall compensation philosophy is as follows:

         o Attract and retain quality talent, which is critical to both the short-term and long-term success of this Company;

         o Reinforce strategic performance objectives through the use of annual and long-term incentive compensation programs; and

         o Create a mutuality of interest between executive officers and stockholders through compensation structures that share the rewards and risks of strategic decision making.

Base Compensation - The Company's approach to base compensation is to offer competitive salaries in comparison to market practices. The 2000 average base salaries of the three Named Executive Officers other than the President increased an average of 5 percent in 2000.

The Committee, consisting of three outside directors, along with the Chairman of the Board of Directors, Mr. D. Gary McRae, annually examine market compensation levels and trends observed in the labor market. For its purposes, the Committee has defined the labor market as the pool of executives who are currently employed in similar positions in companies with similar sales and market capitalization. Market information is used as a frame of reference for annual salary adjustments and starting salaries.

The Committee makes salary decisions in the annual review process with input from the President. This annual review considers the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents. The Committee views work performance as the single most important measurement factor and places most of the weight in this area. The remaining measurement factors, decision-making responsibilities and team-building skills, are weighted equally.

Incentive Compensation - The Incentive Stock Option Committee, along with the Chairman of the Board of Directors, annually make recommendations to the Board of Directors whether to pay and the amount of cash incentive bonuses. For executive officers other than the President, consideration is given to overall corporate performance and performance of the specific areas of the Company under a participant's direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by our executive officers. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities. Target performance levels are based upon historic patterns of Company performance and strategic objectives. All annual bonus-level performance targets are set above normal expectations of performance. Such performance measure threshold ensures that bonuses are not paid for substandard accomplishments. The average bonus earned by the three Named Executive Officers other than the President was 12 percent of their base salaries compared to 16 percent in 1999.

Long-term incentives provide another key element of executive compensation. Previously, the Company has granted non-qualified options from time to time under the Company's 1985 Non-Qualified Stock Option Plan. To expand the Company's flexibility to offer long-term incentives to its key employees, the Stockholders and the Board of Directors have adopted the 1998 Incentive Equity Plan, which replaced the Company's 1985 Non-Qualified Stock Option Plan. No awards were made under the 1998 Incentive Equity Plan during 2000.

President Compensation - As indicated in the discussion above, the Company's total compensation program is based upon market conditions and business performance. A portion of an executive's yearly compensation is dependent upon the Company's performance for the fiscal year based upon the executive's level of responsibility and authority. Therefore, the President's bonus is generally a larger percentage of his total compensation than for the other officers. In 2000, Mr. D. Gary. McRae received a bonus equal to 2 percent of his base salary (and his base salary was increased 3 percent over 1999).

                 Hilton J. Cochran                  George M. Bruton
                 Brady W. Dickson                   D. Gary McRae

STOCK PERFORMANCE GRAPH

The accompanying graph and table set forth the cumulative total stockholder return to the Company's stockholders during the five year period ended July 31, 1999, for each of the Company's Class A and Class B Common Stock, as well as an overall stock market index (AMEX Index) and the Dow Jones Industry Group Index for each of footwear, office equipment and industrial technology, the principal industry segments in which the Company is actively involved.

EQUITY/INDEX                                              1995    1996   1997   1998    1999   2000
------------                                              ----    ----   ----   ----    ----   ----
McRae Class A Common Stock                                 100     108    130    111      97     94
McRae Class B Common Stock                                 100     116    135    114      90     78
AMEX Index                                                 100     108    129    141     158    189
Dow Jones Industrial Group Index - Office Equipment        100     130    198    254     290    156
Dow Jones Industrial Group Index - Industrial Technology   100     119    166    135     186    305
Dow Jones Industrial Group Index - Footwear                100     163    189    128     139    131

RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has appointed Gleiberman Spears Shepherd & Menaker, P.A. as independent certified public accountants for the 2001 fiscal year and recommends to stockholders that they vote for ratification of that appointment. The Board of Directors will reconsider the selection of independent certified public accountants if the stockholders do not ratify the appointment of Gleiberman Spears Shepherd & Menaker, P.A. A representative of Gleiberman Spears Shepherd & Menaker, P.A. is expected to attend the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of Gleiberman Spears Shepherd & Menaker, P.A. as its independent certified public accountants to audit the consolidated financial statements of the Company for the 2001 fiscal year and proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that shares represented by proxies in the accompanying form will be voted in accordance with the best judgment of the person or persons voting the proxy.

ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

UPON WRITTEN REQUEST OF A STOCKHOLDER, THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 29, 2000 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 2000. SUCH REQUEST SHOULD BE SUBMITTED TO OFFICE OF THE SECRETARY, MCRAE INDUSTRIES, INC., P.O. BOX 1239, MOUNT GILEAD, NORTH CAROLINA 27306.

                                                                      APPENDIX A

                         FOR USE BY CLASS A STOCKHOLDERS
                             MCRAE INDUSTRIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                DECEMBER 14, 2000

The undersigned hereby appoints D. Gary McRae and James W. McRae and each or either of them, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote as designated below, all shares of the $1 par value Class A Common Stock of the undersigned in McRae Industries, Inc. at the Annual Meeting of Stockholders to be held at 3:00 p.m. on the 14th day of December, 2000, and at any adjournment thereof.

UNLESS SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 SHOWN BELOW: The Board of Directors recommends voting for all items.

1.       Election of Directors: Nominees are Brady W. Dickson and Harold W.
         Smith.

[ ] FOR all listed nominees (except do not vote for nominee(s) whose name(s) I have written below)

         -----------------------------------------------------------------------

         [ ]     WITHHOLD AUTHORITY to vote for all listed nominees

2. Ratification of appointment of Gleiberman Spears Shepherd and Menaker, P.A. as accountants.

                           FOR       AGAINST     ABSTAIN
                           [ ]       [ ]         [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.

         Please date, sign exactly as printed and return promptly in the enclosed postage-paid envelope.



                                    Date:                                 , 2000
                                         ---------------------------------


                                    --------------------------------------------


                                    --------------------------------------------
                                    (When signing as attorney, executor,
                                    administrator, trustee, guardian, etc. give title as such. If a joint account, each joint owner should sign personally.)

                                                                      APPENDIX B

                         FOR USE BY CLASS B STOCKHOLDERS
                             MCRAE INDUSTRIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                DECEMBER 14, 2000

The undersigned hereby appoints D. Gary McRae and James W. McRae and each or either of them, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote as designated below, all shares of the $1 par value Class B Common Stock of the undersigned in McRae Industries, Inc. at the Annual Meeting of Stockholders to be held at 3:00 p.m. on the 14th day of December, 2000, and at any adjournment thereof.

UNLESS SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 SHOWN BELOW: The Board of Directors recommends voting for all items.

1. Election of Directors: Nominees are George M. Bruton, Hilton J. Cochran, Victor A. Karam, D. Gary McRae and James W. McRae.

[ ] FOR all listed nominees (except do not vote for nominee(s) whose name(s) I have written below)

         -----------------------------------------------------------------------

         [ ]     WITHHOLD AUTHORITY to vote for all listed nominees

2. Ratification of appointment of Gleiberman Spears Shepherd and Menaker, P.A. as accountants.

                           FOR       AGAINST     ABSTAIN
                           [ ]       [ ]         [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.

         Please date, sign exactly as printed and return promptly in the enclosed postage-paid envelope.


                                    Date:                                 , 2000
                                         ---------------------------------


                                    --------------------------------------------


                                    --------------------------------------------
                                    (When signing as attorney, executor,
                                    administrator, trustee, guardian, etc. give title as such. If a joint account, each joint owner should sign personally.)